EXHIBIT 10.4                A. T. Cross Company
                     Incentive Stock Option Plan, 1981
    (As amended February 6, 1992 and as further amended April 28, 1994)

1.  Purpose:

     This Incentive Stock Option Plan (herein called the "ISO Plan") of A.T. CROSS Company, a Rhode Island corporation with its principal place of business in Lincoln, Rhode Island (herein called the "Company"), constitutes the A.T. Cross Company Incentive Stock Option Plan adopted by the shareholders in 1981, as amended to February 6, 1992, and as further amended April 28, 1994, and is designed to attract, retain and motivate key employees of the Company and its subsidiaries through the medium of options for the purchase of Class A common stock of the Company and, by encouraging stock ownership, to increase their interest in the progress of the Company and its subsidiaries. It is intended that the Plan will qualify as an Incentive Stock Option Plan under the Internal Revenue Code of 1986, as amended.

2.  Administration:

     The ISO Plan will be administered by the Board of Directors of the Company, whose interpretation of the terms and provisions hereof shall be final and conclusive. Any Director to whom an option is awarded shall be ineligible to vote upon his option, but options may be granted to any such Director by the remainder of the Directors. The Board of Directors shall in its sole discretion grant options to purchase shares of the Company's Class A common stock to issue shares upon exercise of such options subject to the terms and conditions hereof. The Board of Directors shall adopt as the option to be granted pursuant hereto such form of option agreement with such provisions consistent with the ISO Plan as it shall deem appropriate. No Director shall be liable for any action or determination made in good faith. The Board of Directors may delegate its powers under the ISO Plan to a Stock Option Committee consisting of at least three (3) members of the Board.

3.  Eligibility:

     Such key employees of the Company or of any subsidiary of the Company as shall have been designated by the Board from time to time shall be eligible to participate in the ISO Plan except that Directors of the Company who are not officers or employees devoting full time to the Company or any subsidiary of the Company shall not be eligible to participate in the ISO Plan. For the purposes hereof, a company shall be deemed to be a "subsidiary" if a majority of its outstanding shares of voting stock are owned or controlled by the Company. Key employees shall be those employees who, together with the officers of the Company, are deemed by the Board to be of primary importance in the operation of the Company's business. The Board may in its discretion from time to time grant options to any or all eligible employees to purchase such number of shares as the Board shall determine, subject to the limitation that except as hereinafter provided in this paragraph 3 no option may be granted hereunder to any employee who, at the time such option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent, if any, or any subsidiary of the Company.
The foregoing limitation shall not apply if, at the time such option is granted, the option price is at least one hundred ten percent (110%) of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five (5) years from the date such option is granted. Fair market value for this purpose shall be determined in the manner set forth in paragraph 7 hereof.

4.  Stock Subject to Option:

     The aggregate number of shares of Class A common stock which may hereafter be made the subject of options pursuant to the ISO Plan is increased by two hundred fifty thousand (250,000) shares as adjusted for stock splits and stock dividends effected after the approval hereof by the shareholders of the Company. Such shares of Class A common stock may be authorized and unissued shares or issued shares reacquired by the Company and held as treasury stock. Any shares subjected to an option which is for any reason unexercised, and which expires, may again be subjected to an option under the ISO Plan.

5.  Aggregate Annual Limit:

     In the case of an option granted hereunder after December 31, 1986, the aggregate fair market value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by any employee under any incentive stock option plan of the Company, its parent, if any, and any subsidiary corporation may not exceed $100,000 in any calendar year.

6.  Sequential and Non-Sequential Exercises:

     a) An option granted hereunder prior to January 1, 1987, shall not be exercisable while there is outstanding any incentive stock option which was granted before the granting of such option to any eligible employee to purchase stock in the Company, its parent, if any, or any subsidiary corporation or in a predecessor corporation of any of such corporations. An incentive stock option shall be treated as outstanding hereunder until such option is exercised in full or expires by reason of lapse of time.

     b) An option granted hereunder subsequent to December 31, 1986, may be exercised notwithstanding that there may be outstanding incentive stock options which were previously granted to the same employee to purchase stock in the Company, its parent, if any, or any subsidiary corporation or in a predecessor corporation of any such corporations.

7.  Purchase Price:

     Except as provided in the limitation set forth in paragraph 3 above, the purchase price per share shall be an amount equal to at least one hundred percent (100%) of such share's fair market value on the date the option is granted. The fair market value shall be deemed to be the mean between the high and low selling price on any exchange on which the stock is listed (or "over-the-counter" if such stock is not then listed on such exchange), on the date the option is granted or, if no sale has taken place, the mean between bid and asked prices on such date. However, if any such method is inconsistent with any regulations applicable to "incentive stock options" heretofore or hereafter adopted by the Commissioner of Internal Revenue, then the fair market value shall be determined by the Board in accordance with such regulations.
8.  Exercise of Options:

     Except as provided in the limitation set forth in paragraph 3 above, the term of each option shall be ten (10) years, or such shorter period as may be determined by the Board, from the date of the grant of the option, unless sooner terminated under the provisions of paragraph 11. Each option shall become vested and exercisable at such times in installments or otherwise, as may be determined by the Board and set forth in a written agreement evidencing the grant of such option. All or any part of the shares may be purchased, subject to the provisions of paragraph 11, at any time or from time to time during the term of the option. No option shall be granted after the termination of the ISO Plan, but options theretofore granted may be exercised thereafter in accordance with their terms and the provision of the ISO Plan.

     When any shares are purchased, the purchase price for the number of shares purchased shall be paid in full. Until payment in full and the issuance of stock certificates therefor, an eligible employee shall have no right to vote or receive dividends or any other rights as a stockholder with respect to shares which he has an option to purchase. No adjustment will be made for dividend or other rights for which the record date is prior to the date the stock certificate is issued. The purchase price may be paid in cash (including personal check) or by the delivery to the Company of other shares of Class A common stock of the Company already owned by the individual exercising the option, or by any combination of cash and such shares. Shares so delivered will be credited against the purchase price in an amount equal to their fair market value on the date of delivery, and their fair market value shall be determined in the manner provided in paragraph 7, above.

9.  Issuance of Stock:

     Shares of stock will be issued and certificates therefor will be delivered to an eligible employee upon hi s making payment for shares for which he has exercised his option to purchase, but less than five (5) shares will not be issued.

10.  Transferability of Options:

     An eligible employee's options under the ISO Plan shall not be transferable other than by will or by the laws of descent and distribution and are exercisable during his lifetime only by him.

11.  Termination of Employment and Death:

     a) Termination of Employment:
               If the employment of an eligible employee holding options under the ISO Plan shall terminate for any reason whatsoever (including retirement, resignation or dismissal) other than death, his options shall expire automatically ninety (90)
          days after the date of such termination, unless sooner ended by their term. Prior to the expiration of such ninety (90) day period, during the term of such options, such eligible employee (or his executor or administrator in the event of his death during such period) shall have the right to purchase such shares of stock.

     b) Death:
               In the event of death, while in the employ of the Company, of an eligible employee who holds options under the ISO Plan his options shall end automatically six (6) months after such death, unless sooner ended by their term. Prior to the expiration of such six (6) month period, during the term of such options the executor or administrator of the estate of such eligible employee shall have the right to purchase such shares of stock.

12.  Readjustment of Stock or Recapitalization:

     Upon any recapitalization or readjustment of the Company's capital stock whereby the character of the present Class A common stock shall be changed, appropriate adjustments shall be made so that the stock to be purchased under the ISO Plan shall be the equivalent of the present Class A common stock of the Company, after such readjustment or recapitalization. In the event of a subdivision or combination of the shares of Class A common stock of the Company, the number of shares that may be optioned and sold to eligible employees under the ISO Plan will be proportionately increased or decreased and the price will be proportionately adjusted by the Board of Directors and, in case of reclassification or other change in the shares of Class A common stock of the Company, such action will be taken as in the opinion of the Board of Directors will be appropriate under the circumstances. Accordingly, in such cases the maximum number of authorized by unissued shares, or shares purchased by the Company and held as treasury stock, to be covered by the ISO Plan may be increased by the Board of Directors without stockholder or any other action.

13.  Term of the Plan:

     The ISO Plan shall continue in effect until February 4, 1998 (herein called the "termination date of the ISO Plan") unless sooner terminated under paragraph 14. The powers of the Board shall continue in effect after the termination of the ISO Plan, until exercise or expiration of all options then outstanding.

14.  Amendment and Termination:

     The Board of Directors at any time may amend, suspend or terminate the ISO Plan. No action of the Board, however, may without the consent of the holder alter or impair any option previously granted under the Plan (except pursuant to paragraph 12). In addition, no action of the Board may, unless duly approved by both the Class A and Class B common stockholders, each voting as a separate class: (i) increase the maximum number of shares which may be optioned and sold under the ISO Plan or the maximum number of shares which may be optioned and sold to any one participant (except pursuant to paragraph 12); (ii) change the option price or the manner of determining the option price (except pursuant to paragraph 12); (iii) permit granting options for a period longer than herein provided; (iv) extend the termination date of the ISO Plan; (v) permit participation by Directors who are not full-time officers or eligible employees; (vi) change the class of employees eligible to participate hereunder; or (vii) change the aggregate annual limit provided for under paragraph 5 hereof.

15.  Obligation of the Company to Issue Shares:

     Notwithstanding any other provision of the ISO Plan, the Company shall not be obligated to issue any shares pursuant to any stock option unless or until:

          a) the shares with respect to which the option is being exercised have been registered under the Securities Act of 1933, as amended, or are exempt from such registration;

          b) the prior approval of such sale or issuance has been obtained from any state regulatory body having jurisdiction;

          c) in the event the stock has been listed on any stock exchange, the shares with respect to which the option is being exercised have been duly listed on such exchange in accordance with the procedure specified therefor.